Exhibit 10.13

                            NON-DISCLOSURE AGREEMENT

         This Non-Disclosure Agreement ("Agreement") is effective as of the 31st day of July, 2003, by and between Town Creek Industries, Inc., a wholly owned subsidiary of Solomon Technologies, Inc. ("TCI") and Pinetree (Barbados) Inc. ("Pinetree").

                                  EXPLANATION

         Pinetree filed a lawsuit against Solomon Technologies, Inc. ("STI") on December 20, 2002 in United States District Court for the Southern District of Maryland (later moved to the United States District Court for Northern District of Maryland), captioned as Civil Case No. 8:02-cv-04141 (the "Lawsuit"), in which Pinetree sought, among other things, payment of the outstanding balance under two Unsecured Convertible Promissory Notes issued by STI to Pinetree, dated January 19, 2001 and June 18, 2001, respectively (the "NOTES"). Since the date of the Lawsuit, the parties have been engaged in settlement discussions in order to determine, among other things, a mutually agreeable structure of securing the current indebtedness owed to Pinetree under each of the Notes. In furtherance of settling the Lawsuit, each of STI and TCI have agreed to pledge its intellectual property, among other property, as collateral to secure the outstanding indebtedness owed under the Notes. Pursuant to the terms and conditions of this Agreement, TCI may provide certain proprietary information to Pinetree in order to finalize the settlement among the Parties. TCI may also provide information to Pinetree in accordance with the terms of a Memorandum of Understanding and other settlement documents between the parties dated as of, or about, the date of this Agreement (collectively, the "SETTLEMENT DOCUMENTS")

                                    AGREEMENT

         In consideration of the mutual covenants and conditions contained in this Agreement, and for other good and valuable consideration, the adequacy of which is mutually acknowledged, the parties agree under seal as follows:

         1. DEFINITION OF PROPRIETARY INFORMATION. As used in this Agreement, the term "Proprietary Information" means any confidential, non-public or proprietary information, technology or documentation, including without limitation, drawings, designs, business plans and proposals, ideas and prototypes that may be disclosed by TCI to Pinetree, whether such is of a technical, commercial, organizational, scientific, financial or business nature.

         2. TERM OF DUTY NOT TO DISCLOSE. Unless a particular portion of Proprietary Information becomes nonproprietary as provided in Section 4(a) hereof, or unless otherwise authorized in a written agreement signed by an authorized officer of TCI, Pinetree has a duty to protect each particular portion of Proprietary Information in for a period of five (5) years from the date of this Agreement, provided that Proprietary Information which constitutes a trade secret under applicable law shall be protected as long as the Proprietary Information qualifies as a trade secret under Maryland law.

         3. USE RESTRICTIONS.

                  a. SOLE PURPOSE. Pinetree may use the Proprietary Information solely for the purpose of evaluating the settlement discussions, or to evaluate such information in connection with TCI's performance under any settlement documents which the parties may execute. Unless otherwise expressly authorized to the contrary by TCI in a prior signed writing, Pinetree shall not, either directly or indirectly: (a) use, apply, reveal, report, publish or otherwise disclose any of the Proprietary Information to, or for the benefit of, Pinetree or any third party; (b) use or incorporate any of the Proprietary Information in any products or services; or (c) assist, act as an agent for, or act as an advisor or consultant to, any person or entity for the purpose of developing, marketing or selling any product or service that incorporates any of the Proprietary Information. Without limiting the foregoing, Pinetree may use the names of investors provided by TCI under the terms of the Settlement Documents solely for the purpose of making an internal decision about whether to convert the Convertible Indebtedness then outstanding under the terms of the Convertible Promissory Note between the parties dated as of, or about, the date of this Agreement, and agrees not to contact those investors.

                  b. DEGREE OF CARE. Pinetree must protect the Proprietary Information from unauthorized use or disclosure by exercising the same degree of care that Pinetree uses with respect to information of its own of a similar, highly valuable nature, and Pinetree must, at minimum, use at least reasonable care.

                  c. DUPLICATION. Pinetree shall not copy, duplicate, replicate, decompile or reverse engineer in any manner whatsoever (whether physically, electronically, in writing or otherwise), in whole or in part, any part of the Proprietary Information without the prior written consent of TCI, which consent shall be in TCI's sole and absolute discretion, and will immediately notify TCI in writing of any unauthorized disclosure of the Proprietary Information. At any time upon TCI's request, Pinetree shall promptly redeliver to TCI, or destroy at TCI's direction, all written material in any media or format whatsoever containing, reflecting or in any way derived from the Proprietary Information (including notes, summaries, copies, extracts or other reproductions, in whole or in part), regardless of whether the material was prepared by TCI or on TCI's behalf. The redelivery or destruction of the Proprietary Information shall be certified by Pinetree in writing to TCI, and shall not in any way relieve Pinetree of its obligation of confidentiality.

         4. EXCEPTIONS.

                  a. GENERAL EXCEPTIONS. The disclosure and use restrictions imposed in this Agreement do not apply to Proprietary Material that: (a) Pinetree can show by documentary evidence was already in Pinetree's possession before the disclosure hereunder to Pinetree; (b) is hereafter disclosed to Pinetree by a third party who has no duty of confidentiality to TCI in respect of it; or (c) is or becomes generally available to the public through no act or default on Pinetree's part. Proprietary Material that comprises a combination of features shall not be within any of the exceptions set forth above merely because individual features are known or received by Pinetree or are in or fall into the public domain, but only if the combination is know or received by Pinetree or is in or falls into the public domain.

                  b. DISCLOSURE UPON REQUEST OF GOVERNMENT. In the event that Pinetree receives a request to disclose all or any part of the Proprietary Information under the terms of a subpoena or other order issued by a court of competent jurisdiction or by another governmental agency, Pinetree shall: (a) promptly notify TCI of the existence, terms and circumstances surrounding such a request; (b) consult with TCI on the advisability of taking steps to resist or narrow such request; (c) if disclosure of such Proprietary Information is required, furnish only such portion of the Proprietary Information as Pinetree is advised by counsel is legally required to be disclosed; and (d) cooperate with TCI, at TCI's expense, in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Proprietary Information that is required to be disclosed.

                  c. OWNERSHIP; WARRANTIES. Pinetree agrees that all Proprietary Material disclosed shall remain the property of TCI, and nothing herein shall be construed as the grant of a license or any other right, either directly or indirectly, by implication, estoppel or otherwise, to any Proprietary Material. TCI has no obligation to disclose any Proprietary Information. TCI makes no representations or warranties as to the accuracy or completeness of the Proprietary Material, and shall have no liability to Pinetree or its Representatives resulting from Pinetree's use of the Proprietary Material, except as may be expressly set forth in any subsequent, definitive written agreement between the parties. This Agreement does not create an agency, partnership, joint venture or other like relationship.

         5. FURTHER ASSURANCES; WAIVER. Pinetree agrees to do such further acts and to execute and deliver such additional agreements and instruments from time to time as TCI may at any time reasonably request in order to assure and confirm unto TCI its rights, powers and remedies conferred in the Agreement. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

         6. LAW; FORUM. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regarding to its choice of law provisions. The parties further agree and consent to the exclusive jurisdiction of the courts of Maryland; thus, in the event that either party initiates an action pursuant to or otherwise governed by this Agreement, the exclusive jurisdiction of such action shall be in Maryland. Notwithstanding the foregoing, either party may enforce any judgment rendered by such court in any court of competent jurisdiction. TCI may take any necessary action to compel specific performance of this Agreement or to enjoin any violation of this Agreement so that Proprietary Material is not used in any manner to harm or adversely affect TCI.

         7. CONSTRUCTION. If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected, and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision shall then be enforceable and enforced. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

         8. ASSIGNMENT. No rights or duties of Pinetree under this Agreement may be assigned without the prior written consent of TCI. Any attempted assignment in violation of this Agreement shall be deemed null and void AB INITIO. Subject to the foregoing, this Agreement shall be binding upon the parties and their respective Representatives, successors and assigns.

         9. INTEGRATION. This Agreement contains the entire agreement of the parties and supersedes all other agreements, negotiations and proposals, written and oral, between the parties concerning the above-described Proprietary Information. This Agreement may only be modified by a written document signed by authorized officers of both parties. This Agreement may be executed in two (2) or more counterparts, by manual or facsimile signature, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

TOWN CREEK INDUSTRIES, INC.            PINETREE (BARBADOS) INC.

By: /S/ DAVID E. TETHER                By: /S/ DR. J. GORDON MURPHY
    -------------------                    ------------------------

Typed Name: David E. Tether            Typed Name: Dr. J. Gordon Murphy

Title: President                       Title: President
       (Authorized representative)            (Authorized representative)

Date: July 31, 2003                    Date: August 12, 2003


                                       PINETREE (BARBADOS) INC.

                                       By: /S/ LARRY GOLDBERG
                                           ------------------

                                       Typed Name: Larry Goldberg

                                       Title: Director
                                       (Authorized Individual)

                                       Date: July 31, 2003